                                                            EXHIBIT 99.d(iii)(C)

                      SUPPLEMENTAL TERMS AND CONDITIONS TO
                THE ADMINISTRATIVE SERVICES AGREEMENT BETWEEN THE
                            AMERICAN AADVANTAGE FUNDS
                                       AND
                          AMR INVESTMENT SERVICES, INC.

         The attached amended Schedule A is hereby incorporated into the Administrative Services Agreement ("Agreement") dated March 1, 2002, as amended on May 13, 2003, between the American AAdvantage Funds and AMR Investment Services, Inc. To the extent that there is any conflict between the terms and conditions of the Agreement and these Supplemental Terms and Conditions ("Supplement"), this Supplement shall govern.

Dated: February 9, 2004

                                        AMERICAN AADVANTAGE FUNDS

                                        By:____________________________
                                           Barry Y. Greenberg
                                           Vice President and Secretary

                                        AMR INVESTMENT SERVICES, INC.

                                        By:____________________________
                                            William F. Quinn
                                            President

                                     AMENDED
                                   SCHEDULE A
                                     TO THE
                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                            AMERICAN AADVANTAGE FUNDS
                                       AND
                          AMR INVESTMENT SERVICES, INC.

         As compensation pursuant to section 3 of the Administrative Services Agreement between American AAdvantage Funds (the "Trust") and AMR Investment Services, Inc. ("AMR"), the Trust shall pay to AMR a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund's average daily net assets:

CLASS OF SHARES                    FUNDS                    FEE
---------------                    -----                    ---
AMR               All                                       0.00%
Institutional     International Equity Index,               0.05%
                  Small Cap Index and S&P 500 Index
                  Treasury Inflation Protected Securities   0.10%
                  All other non-Money Market Funds          0.25%
                  All Money Market Funds                    0.10%
PlanAhead         Treasury Inflation Protected Securities   0.10%
                  All other non-Money Market Funds          0.25%
                  All Money Market Funds                    0.10%
Platinum          All                                       0.10%
Service           All                                       0.25%

Dated: February 9, 2004